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Exhibit 5.5

[Letterhead of Dickinson, Cruickshank & Co]

7th July 2003

Carnival Corporation
Carnival Place,
3655 N.W. 87th Avenue,
Miami,
Florida 33178-2428

Dear Sirs

Re:
Registration Statement on Form S-3/F-3 of Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited

1.
We are a firm of Isle of Man advocates duly qualified to advise on Isle of Man law.

        In connection with the above-captioned Registration Statement on Form S-3/F-3 ("Registration Statement") filed by Carnival Corporation, Carnival plc and P&O Princess Cruises International Limited ("POPCIL") on 7th July 2003, with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, we have been asked to provide this opinion on:

  (i)
  the P&O Princess Deed of Guarantee between Carnival Corporation and Carnival plc (under its then name P&O Princess Cruises plc), dated as of April 17, 2003 (the "Carnival plc Guarantee"); and

  (ii)
  the P&O Princess Cruises International Limited Deed of Guarantee among Carnival Corporation, Carnival plc and POPCIL, dated as of June 19, 2003 (the "POPCIL Guarantee").

        In this opinion references to the "Documents" are references to the Registration Statement, the Carnival plc Guarantee and the POPCIL Guarantee.

2.    The Assumptions

        In rendering the opinion stated below we have, with your permission, made the following assumptions:

  2.1
  that each party to the Documents is duly incorporated and organised, validly existing and in good standing under the laws of its jurisdiction of incorporation or the jurisdiction of its principal place of business and has full power capacity and authority to enter into the Documents and to exercise its rights and perform its obligations thereunder, and all corporate and other action required to authorise the execution of the same and the performance of its obligations thereunder has been or will be duly taken;

  2.2
  that all acts, conditions and things required to be done, fulfilled or undertaken under any law (including any and all authorisations and consents of any public authority of any jurisdiction) other than that of the Isle of Man in respect of the lawful execution delivery or performance of the Documents and in order to ensure that they are binding upon and enforceable against the parties have been or will be done, fulfilled, undertaken or obtained;

  2.3
  insofar as any obligation under the Documents is to be performed in any jurisdiction outside the Isle of Man its performance will be legal and effective in accordance with the law of that jurisdiction;

  2.4
  that by entering into the Documents the parties thereto will not be in conflict with or in breach of their constitutional documents or in breach of or otherwise in violation of any provision of the laws of the jurisdictions in which they are respectively constituted and established;

  2.5
  that none of the parties to the Documents by entering into the Documents will be in breach of any other agreement to which it is a party;

  2.6
  that no circumstances exist which would justify the setting aside of the Documents by reason of fraud, misrepresentation, mistake or undue influence;

  2.7
  that the definitions of "Carnival Corporation & plc Remaining Consolidated Assets", "Guarantor Remaining Consolidated Assets" and "Significant Asset Transfer" in the POPCIL Guarantee can be satisfactorily and clearly interpreted by the accountants of the Group who are making the relevant GAAP determination.

        The making of each of the above assumptions indicates that we have assumed that each matter the subject of each assumption is true correct and complete in every particular. That we have made an assumption in this opinion does not imply that we have made any enquiry to verify an assumption. No assumption specified above is limited by reference to any other assumption.

3.    The Opinion

        Based upon and subject to the foregoing and subject to the qualifications set out below, we confirm our opinion that the Carnival plc Guarantee and the POPCIL Guarantee constitute the legal, valid and binding obligations of Carnival plc and POPCIL, enforceable against Carnival plc and POPCIL, respectively, in accordance with their terms.

4.    Qualifications

        The opinion expressed above is subject to the following qualifications which are not to be limited by reference to each other:

  4.1
  The Courts of the Isle of Man would determine in their discretion whether or not any provision of any document may be severed from the other provisions thereof on account of invalidity illegality or unenforceability in order to save the other provisions thereof.

  4.2
  Where any obligation of any person is to be performed in any jurisdiction outside of the Isle of Man, such obligation may not be enforceable under the law of the Isle of Man to the extent that the performance thereof would be illegal or contrary to public policy under the laws of that foreign jurisdiction.

  4.3
  The courts of the Isle of Man might not give effect to any indemnity for legal costs incurred by a litigant as costs will be in the court's discretion.

  4.4
  The effectiveness of any term exculpating a party from a liability or duty otherwise owed may be limited by law.

  4.5
  Whilst an Isle of Man court has power to give judgment expressed as an order to pay in a currency other than pounds sterling, it may decline to do so in its discretion.

  4.6
  Our opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoriums and similar laws affecting the rights of creditors generally.

  4.7
  Enforcement may be limited by general principles of private international law and of equity. Equitable remedies are available only at the discretion of the court and are not available where damages are considered to be an adequate remedy.

  4.8
  A foreign judgment could not form the basis of an action in the Isle of Man without a re-trial or re-examination of the matters thereby adjudicated upon if such judgment were obtained by fraud or in a manner contrary to natural justice or if the enforcement were contrary to Isle of Man public policy. Enforcement may be withheld if the relevant judgment is not a final and conclusive money judgment being both unrelated to taxation and free of conflict with any other judgment in the same cause of action.

  4.9
  Claims may be or become statute-barred under the Limitation Acts of the Isle of Man or become subject to a defence of set-off or counterclaim.

  4.10
  Any provision as to payment of default interest or agreed compensation contained in any document may be unenforceable to the extent that any element of interest or agreed compensation constitutes a penalty rather than a compensatory amount.

  4.11
  If proceedings were commenced in the Isle of Man courts any provision in any document to the effect that calculations and/or certifications and/or determinations will be conclusive and binding will not be effective in Manx law if such calculations and/or certifications and/or determinations are fraudulent or erroneous on their face or manifestly inaccurate and will not necessarily prevent judicial enquiry into the merits of any claim by any party to any such document respecting any such calculation, certification or determination.

  4.12
  Under Isle of Man law the terms of an agreement under hand may be varied by oral or written agreement of the parties and this should be borne in mind if proceedings are intended to be brought in the Isle of Man courts.

  4.13
  As regards any provision in any document relating to jurisdiction, Isle of Man courts may stay proceedings if concurrent proceedings are being brought elsewhere.

  4.14
  Any clause in any document which provides that remedies in the courts of enforcement shall not be affected by invalidity under other laws could be seen to contemplate the ousting of the jurisdiction of the court by the parties; a Manx court would be unlikely to permit parties to contract out of the invalidating effect of a foreign law where it is material to the transaction envisaged by any document.

  4.15
  Save as otherwise specifically stated herein this opinion addresses law and not fact.

  4.16
  We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of the Isle of Man and accordingly express no legal opinion herein based upon any law other than the laws of the Isle of Man in force at the date hereof.

  4.17
  Our opinion is limited to the present laws of the Isle of Man and the present practice of the Isle of Man courts and is limited to facts and circumstances known to us and subsisting at the date hereof.

  4.18
  This opinion is given on the basis that it will be governed and construed in accordance with the laws of the Isle of Man, is solely for the benefit of the persons to whom it is addressed and their legal advisers and is not to be disclosed to or relied upon by any other person or for any other purpose nor is it to be quoted or made public in any way, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus therein as the same appears in the caption "Legal Matters". It is strictly limited to the matters stated herein and does not extend to, and is not to be extended by implication, to any other matters.

Yours faithfully

/s/ Dickinson, Cruickshank & Co

DICKINSON, CRUICKSHANK & CO

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  Exhibit 5.5
[Letterhead of Dickinson, Cruickshank & Co]